UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

UMATRIN HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Commission file number: 333-153261

Delaware	87-0814235
(State or other jurisdictionof incorporation or organization)	(I.R.S. EmployerIdentification No.)

315 Madison Avenue 3rd Floor PMB #3050 New York, NY 10017	866-874-4888
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Umatrin Holding Limited (the “Company”) is providing the following update on the filing of its Form 10-K for the year ended December 31, 2019. As a result of the global outbreak of the COVID-19, starting in China at the end of January 2020, subsequently spreading to Malaysia and other parts of the world, the Company is unable to meet the filing deadline of the Form 10-K as the Company’s operation is conducted in Malaysia. In order to avoid the risk of the virus spreading, the Malaysia government required enterprises to delay the resumption of work and production. The local Malaysia government issued a movement control order starting March 18, 2020 till March 31, 2020, which was subsequently extended to April 14, 2020. During the above period, all businesses are closed and cannot operate as usual. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

Such delay also directly caused a delay in completing the on-site audit by the Company’s independent public accountant, JLKZ CPA LLP, whose staff engaged in the audit of the Company’s financial statements and preparation of the accompanying audit report would no longer be present at the Company’s facilities as a result of the COVID-19 virus.

In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 4, 2020 in Release No. 34-88318 relating to the Securities Exchange Act of 1934, as amended, the Company currently expects to file its Annual Report on Form 10-K approximately 45 days after March 30, 2020, which shall be no later than May 14, 2020. The Company will evaluate its need for an additional extension under Rule 12b-25 at that time, as contemplated by the Order.

The Company is supplementing the risk factors explaining the impact of COVID-19 on its business:

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and a downturn in advertising and marketing spending by advertisers could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact health and beauty care products industry. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

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Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on our workforce if the virus becomes widespread in any of our markets. If the virus were to affect a significant number of our workforce employed in our distribution operations, especially direct contact distribution channels, we may experience delays or the inability to deliver our products to customers on a timely basis. In addition, we rely on third-party contract manufacturers and suppliers to obtain substantially all raw materials, components and packaging products; if the ongoing quarantining measures cause delays along our supply chain, we will likely experience manufacture slow-down for the indefinite future. One or more of our customers, distribution partners, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Forward-Looking Statements

Statements in this Current Report on Form 8-K are “forward-looking statements” as the term is defined under applicable securities laws. These statements include the anticipated timing of the filing of Company’s quarterly and annual statements under the Exchange Act; the expected impact of the COVID-19 virus outbreak on the Company’s financial reporting capabilities and its operations generally and the potential impact of such virus on the Company’s customers, distribution partners, advertisers and production facilities and other third parties. These and other forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks and uncertainties are, in many instances, beyond the Company’s control. Forward-looking statements, which are presented as of the date of this filing, will not be updated to reflect events or circumstances after the date of this statement except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Umatrin Holding Limited

Date: March 30, 2020	By:	/s/ Dato’ Sri Warren Eu Hin Chai
Dato’ Sri Warren Eu Hin Chai
President, Chief Executive Officer and Chief Financial Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)

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